ADVISORY AGREEMENT

THIS AGREEMENT is made this ______ day of ___________________ 1998, by and between THE ADVISOR'S FUND, a Kansas Corporation (the "Fund"), and PRIVATE CONSULTING GROUP, INC., an Oregon corporation (the "Adviser"),

WITNESSETH:

WHEREAS, the Fund is engaged in business as a diversified, open-end, management investment company registered under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Fund desires to retain the Adviser to furnish advisory services to the series of the Fund listed in Exhibit A (the series so listed being referred to herein as the "Series");

WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940 (the "Investment Advisers Act"), as amended, and engages in the business of acting as an investment adviser;

WHEREAS, the Adviser is willing to provide research and advice to the Series on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Appointment. The Fund hereby appoints Adviser to act as investment adviser to the Series with respect to the investment of its assets and to supervise and arrange the purchase of securities for the Series and the sale of securities held in the portfolios of the Series, subject always to the supervision of the Board of Directors of the Fund (or a duly appointed committee thereof) during the period and upon and subject to the terms and conditions herein set forth. The Adviser hereby accepts such appointment and agrees to perform the services required by this Agreement for the compensation herein provided.
2. Investment Advice. The Adviser shall have investment discretion with respect to the Series and will have the authority to purchase and sell securities and other investments for the Series as it, in its best judgment, deems appropriate subject to the investment objective, policies and restrictions in the Prospectus and Statement of Additional Information of the Fund. The investment advice rendered hereunder is subject further to any requirements imposed by the Fund's Articles of Incorporation and Bylaws, the 1940 Act and the rules and regulations promulgated thereunder, any other applicable provisions of law, and the terms of the registration statements of the Fund under the federal securities laws, all as from time to time amended. The Adviser shall give the Series the benefit of its best judgment, efforts and facilities in rendering its services as Adviser.
3. Investment Analysis and Implementation. In carrying out its obligation under paragraph 2 hereof, the Adviser shall: (a) determine which issuers and securities shall be represented in the Series' portfolio and regularly report thereon to the Fund's Board of Directors; (b) formulate and implement continuing programs for the purchase and sale of the securities of such issuers and regularly report thereon to the Fund's Board of Directors; (c) continuously review the Series' security holdings and the investment program and the investment policies of the Series; and (d) take, on behalf of the Series, all actions which appear necessary to carry into effect such purchase and sale programs, including the placement of orders for the purchase and sale of securities for the Series.
4. Broker-Dealer Relationships. The Adviser is responsible for decisions to buy and sell securities for the Series, broker/dealer selection, and negotiation of brokerage commission rates. The Adviser's primary consideration in effecting a security transaction will be execution at the most favorable price. In selecting a broker/dealer to execute each particular transaction, the Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker/dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker/dealer to the investment performance of the Series on a continuing basis. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker/dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Directors may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Series to pay a broker for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion (as that term is defined under Section 3(a)(35) of the Securities Exchange Act of 1934). The Adviser is further authorized to place and/or to effect orders with such brokers and dealers who may provide research or statistical material or other services to the Series or to the Adviser. Such allocation shall be in such amounts and proportions as the Adviser shall determine. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Series as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable law and regulations, may, but shall not be obligated to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be most equitable and consistent with its fiduciary obligations to the Series and to its other clients.
5. Principal Transactions and Code of Ethics. The Adviser and any affiliated person of the Adviser will not purchase securities or other financial instruments from or sell securities or other financial instruments to the Series ("Principal Transactions"); provided however, the Adviser may enter into a Principal Transaction with a Series if (i) the transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Investment Advisers Act and the rules and regulations promulgated thereunder, and (ii) the transaction receives the express written approval of the Fund.

     The Adviser agrees to observe and comply with Rule 17j-1 under the 1940 Act and its Code of Ethics, as the same may be amended from time to time. The Adviser agrees to provide the Fund with a copy of such Code of Ethics.
6. Control by Board of Directors. Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Series pursuant thereto, shall at all times be subject to any directives of the Board of Directors of the Fund.
7. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Adviser shall ensure that each Series complies with:
     (a)  all  applicable  provisions of the 1940 Act;
     (b) the provisions of the Registration Statement of the Fund, as amended, under the Securities Act of 1933 and the 1940 Act;
     (c) all applicable statutes and regulations necessary to qualify a Series as a Regulated Investment Company under Subchapter M of the Internal Revenue Code (or any successor or similar provision), and shall notify the Board of Directors immediately upon having a reasonable basis for believing that a Series has ceased to so qualify or that it might not so qualify in the future;
     (d) the diversification provisions of Section 817(h) of the Internal Revenue Code and the regulations issued thereunder relating to the diversification requirements for variable insurance contracts and any prospective amendments or other modifications to Section 817 or regulations thereunder. Adviser shall notify the Board of Directors immediately upon having a reasonable basis for believing that a Series has ceased to comply and will take all reasonable steps to adequately diversify such Series so as to achieve compliance within the grace period afforded by Regulation 1.817-5.
     (e)  the provisions of the Fund's  Articles of  Incorporation,  as amended;
     (f)  the  provisions  of the Bylaws of the Fund,  as  amended;  and
     (g)  any other applicable  provisions of state and federal law.
8. Records. The Adviser hereby agrees to maintain all records relating to its activities and obligations under this Agreement which are required to be maintained by Rule 31a-1 under the 1940 Act and agrees to preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act. The Adviser further agrees that all such records are the property of the Fund and agrees to surrender promptly to the Fund any such records upon the Fund's request.
9. Expenses. The expenses connected with the Fund shall be borne by the Adviser as follows:
     (a) The Adviser shall maintain, at its expense and without cost to the Fund, a trading function in order to carry out its obligations under subparagraph (d) of paragraph 3 hereof to place orders for the purchase and sale of portfolio securities for the Series.
     (b) The Adviser shall pay any expenses associated with carrying out its obligation under subparagraph (b) of paragraph 3 hereof to prepare reports for the Fund's Board of Directors concerning issuers and securities represented in the Series' portfolio and the expenses of any travel by employees of the Adviser in connection with such reports to the Fund's Board of Directors.
     (c) The Adviser shall pay any expenses that it may incur in communicating with the Board of Directors of the Fund in connection with its obligations under this Agreement, including the expenses of telephone calls, special mail services and telecopier charges.
     (d) Other than as specifically set forth above, the Adviser shall not be required to pay any expenses of the Fund, and in particular, but without limiting the generality of the foregoing, the Adviser shall not be required to pay office rental or general administrative expenses; board of directors' fees, legal, auditing, and accounting expenses, brokerage commissions, taxes and governmental fees, membership dues, fees of custodian, transfer agent, registrar and dividend disbursing agent, expenses of issue sale or redemption of shares of the Fund, costs and expenses in connection with the registration  of such  stock  under  the  Securities  Act of 1933  and qualification  of the Fund's  stock  under Blue Sky laws,  expenses of preparing and distributing reports, proxy statements, expenses of printing prospectuses and such other nonrecurring expenses as may arise from time to time.
10. Representations and Warranties of Adviser. The Adviser represents and warrants to the Fund as follows:
     (a) the Adviser is registered as an investment adviser under the Investment Advisers Act;
     (b) the Adviser will immediately notify the Fund of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act;
     (c) the Adviser will file a notice of exemption pursuant to Rule 4.14 under the Commodity Exchange Act with the Commodity Futures Trading Commission and the National Futures Association prior to providing any futures contract or commodity trading advice to the Fund;
     (d) the Adviser is duly organized and validly existing under the laws of the State of Oregon with the power to own and possess its assets and carry on its business as it is now being conducted;
     (e) the execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary actions on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree, or other instrument binding upon the Adviser;
     (f)  This  Agreement is a valid and binding  agreement of the Adviser;
     (g) The Form ADV of the Adviser previously provided to the Fund is a true and complete copy of the form filed with the Securities and Exchange Commission and the information contained therein is accurate in all material respects and does not omit to state any material fact necessary in order to make the statement made, in light of the circumstances  under  which  they  were  made,  not  misleading;
11. Delegation of Duties. The Adviser may delegate, assign or subcontract any of the duties, responsibilities and services governed by this agreement to a third party, but only by a written agreement approved by the Board of Directors of the Fund. The Adviser shall, however, retain ultimate responsibility to the Fund and shall implement such reasonable procedures as may be necessary for assuring that any duties, responsibilities or services so assigned, subcontracted or delegated are performed in
     conformity   with  the  terms  and  conditions  of  this   Agreement.
12.  Compensation.  The Fund shall pay to the Adviser, for the services rendered
     hereunder,   the  fee  set  forth  in  Exhibit  B  attached   hereto.
13. Non-Exclusivity. The services of the Adviser to the Fund are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others and to engage in other activities, so long as its services under this Agreement are not impaired thereby.
14. Term. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect with respect to a Series unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Series outstanding voting securities. This Agreement shall continue in effect for a period of two years from the date hereof, subject thereafter to being continued in force and effect from year to year with respect to each Series if specifically approved each year by either (i) the Board of Directors of the Series, or (ii) by the affirmative vote of a majority of the Series outstanding voting securities. In addition to the foregoing, each renewal of this Agreement with respect to a Series must be approved by the vote of a majority of the Fund's directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement , the Board of Directors of the Fund may request and evaluate, and the Adviser shall furnish, such information as may reasonably be necessary to enable the Fund's Board of Directors to evaluate the terms of this Agreement.
15. Termination. This Agreement may be terminated at any time, without the payment of any penalty: (i) by vote of the Fund's Board of Directors or by vote of a majority of the Series' outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), or by the Adviser on sixty (60) days' written notice to the other party; (ii) upon twenty (20) days written notice by the Fund due to breach by the Adviser of any representation or warranty contained in paragraph 10 hereof, which shall not have been cured during the notice period; (iii) by the Fund immediately upon written notice to the Adviser if the Adviser becomes unable to discharge its duties and obligations under this Agreement. This Agreement shall automatically terminate in the event of its "assignment" as that term is defined in
     Section  2(a)(4)  of the 1940  Act.
16. Limitation of Liability of the Adviser. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or its officers, directors or employees, or breach of its duties hereunder, the Adviser shall not be liable to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, provided the Adviser has acted in good faith; provided further that nothing herein shall relieve the Adviser from any obligations under applicable law, including,
     without   limitation,   the  federal  and  state   securities   laws.
17. Indemnification. The Adviser shall indemnify the Fund, and its officers and directors, for any liability and expenses, including attorney's fees, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, breach of its duties hereunder or violation of applicable law, including without limitation, the federal and state securities laws.
18. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage-paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Adviser for this purpose shall be 4650 SW Macadam, Portland, Oregon, 97201, and the address of the Fund for this purpose shall be 700 Harrison Street, Topeka, Kansas 66636-0001.
19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the U.S. courts or, in the absence of any controlling decisions of any such court, by rules, regulation or order of the Securities and Exchange Commission validly issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
21. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

ATTEST:                                   THE ADVISOR'S FUND


____________________________________      By:________________________________
Title



ATTEST:                                   PRIVATE CONSULTING GROUP, INC.


____________________________________      By:________________________________
Title: